Exhibit 99

                     Family Dollar Reports September Sales

     MATTHEWS, N.C.--(BUSINESS WIRE)--Oct. 11, 2007--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the five weeks ended October 6, 2007, increased 3.9% to approximately $614.2 million from $591.3 million for the comparable five-week period ended October 7, 2006. Total sales increases for the five-week period were strongest in food, seasonal and prepaid services, while sales of apparel were softer. Comparable store sales for the five-week period increased 0.5% when compared with sales for the similar five-week period last year. The Company had 6,438 stores as of October 6, 2007, including 20 new stores opened in the September period.

     Outlook

     The Company expects that comparable store sales for the October period ending November 3, 2007, will increase 0% to 2%.

     Cautionary Statements

     Certain statements contained in this report are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address the Company's plans, activities or events which the Company expects will or may occur in the future. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Such risks, uncertainties and other factors include, but are not limited to:

     --   competitive factors and pricing pressures, including energy prices,

     --   changes in economic conditions,

     --   the impact of acts of war or terrorism,

     --   changes in consumer demand and product mix,

     -- unusual weather, natural disasters or pandemic outbreaks that may impact sales and/or operations,

     --   the impact of inflation,

     -- costs, changes in consumer buying patterns, or product availability associated with product quality issues,

     --   merchandise supply and pricing constraints,

     --   the Company's ability to attract and retain employees,

     --   success of merchandising and marketing programs,

     -- the Company's ability to successfully execute its ongoing operational functions,

     --   general transportation or distribution delays or interruptions,

     --   dependence on imports,

     -- changes in currency exchange rates, trade restrictions, tariffs, quotas, and freight rates,

     --   success of new store opening programs,

     -- costs and delays associated with building, opening and operating new distribution facilities and stores,

     -- costs, delays in and/or failure to achieve results associated with the implementation of programs, systems and technology, including merchandising and supply chain processes, store technology, cooler installations and related food programs, Urban Initiative programs, and real estate expansion goals,

     -- unanticipated impact or results of the implementation of new systems and technology, including new point-of-sale systems, or

     -- changes in food and energy prices and their impact on consumer spending and the Company's costs.

     Consequently, all of the forward-looking statements made by the Company in this and other documents or statements are qualified by these and other factors, risks and uncertainties, including those set forth under "Cautionary Statement Regarding Forward-Looking Statements" or "Risk Factors" in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed or to be filed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

     About Family Dollar

     Operating small store locations, Family Dollar is one of the fastest growing discount retail chains in the United States. Family Dollar offers a core assortment of name-brand and quality consumable merchandise supplemented by fashion and seasonal merchandise at everyday low prices.

     Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,400 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.


     CONTACT: Family Dollar Stores, Inc.
              Investor Contact:
              Kiley F. Rawlins, CFA, 704-849-7496
              krawlins@familydollar.com
              or
              Media Contact:
              Josh Braverman, 704-814-3447
              jbraverman@familydollar.com